Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of October 10, 2018 (the “Effective Date”), between Agenus Inc., a Delaware corporation (the “Company”), and the investors set forth on Exhibit A hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act; and

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, shares of preferred stock in the Company in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchasers agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Health Laws” has the meaning ascribed to such term in Section 3.1(z).

“Authorizations” has the meaning ascribed to such term in Section 3.1(z).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Preferred Shares pursuant to Section 2.1.

“Closing Date” means the date hereof or such other date as mutually agreed upon by the Parties.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Ropes & Gray LLP, with offices located at Prudential Tower, 800 Boylston Street, Boston, MA 02199.

“Company Product” has the meaning ascribed to such term in Section 3.1(z).

“Cut Back Shares” has the meaning ascribed to such term in Section 4.2.

“Disclosure Schedules” means the schedules attached to this Agreement.

“Effectiveness Date” has the meaning ascribed to such term in Section 3.2(e)(ii).

“Effectiveness Deadline” has the meaning ascribed to such term in Section 4.1.

“Effectiveness Failure” has the meaning ascribed to such term in Section 4.5(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Filing Deadline” has the meaning ascribed to such term in Section 4.1.

“Filing Failure” has the meaning ascribed to such term in Section 4.5(a).

“GAAP” has the meaning ascribed to such term in Section 3.1(g).

“Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

“Gibson Dunn” means Gibson Dunn & Crutcher LLP with offices located at 555 Mission Street, San Francisco, CA 94105.

“Grace Period” has the meaning ascribed to such term in Section 4.5(a).

“IFRS” has the meaning ascribed to such term in Section 3.1(g).

“Intellectual Property” means patents, patent applications, trademarks, trademark applications, service marks, trade names, trade dress, trade secrets, inventions and discoveries and invention disclosures whether or not patented, copyrights in both published and unpublished works, including without limitation all compilations, data bases and computer programs, materials and other documentation, licenses, internet domain names and other intellectual property rights and similar rights.

“knowledge of the Company” and similar phrases, including “to the Company’s knowledge,” means the knowledge after reasonably inquiry of the Chief Executive Officer, Chief Strategy Officer and Head of Finance, and Vice President & General Counsel of the Company.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Maintenance Failure” has the meaning ascribed to such term in Section 4.5(a).

“Material Contract” means any written or oral contract, agreement, deed, mortgage, lease, sublease, license, instrument, note, commitment, commission, undertaking, arrangement or understanding which is required to be filed as an exhibit by the Company with the Commission pursuant to Items 601(b)(1), 601(b)(2), 601(b)(4), 601(b)(9) or 601(b)(10) of Regulation S-K promulgated by the Commission.

“Material Adverse Effect” means any (i) material adverse effect on the legality, validity or enforceability of this Agreement, (ii) material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Nasdaq” means the Nasdaq Capital Market (or any successor thereto).

“Party” means any party to this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” has the meaning ascribed to such term in Section 2.1.

“Purchase Price” has the meaning ascribed to such term in Section 2.1.

“Registration Delay Payments” has the meaning ascribed to such term in Section 4.5(a).

“Registration Statement” means the registration statement on Form S-3 (or any successor form related to secondary offerings) required to be filed hereunder as contemplated by ARTICLE IV, including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Reporting Period” means the period commencing on the Closing Date and ending on the earliest of: (i) the date as of which the Purchasers may sell all of the Shares under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; (ii) the second anniversary of the Closing Date, and (iii) the date on which such Purchaser shall have sold all of the Shares pursuant to a Registration Statement.

“Restriction Termination Date” has the meaning ascribed to such term in Section 4.2.

“RTW” has the meaning ascribed to such term in Section 6.2.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Restrictions” has the meaning ascribed to such term in Section 4.2.

“SEC Reports” has the meaning ascribed to such term in Section 3.1(g).

“Shares” means the shares Common Stock of the Company into which the Preferred Shares may be converted.

“Staff” has the meaning ascribed to such term in Section 4.2.

“Subsidiary” means the Company’s subsidiaries, as set forth on Schedule 1.1.

“Third Party” means any Person (other than a Governmental Authority) other than the Purchasers, the Company or any Affiliate of a Purchaser or the Company.

“Trading Day” means a day on which Nasdaq is open for trading.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, NY 11219 and a facsimile number of (718) 236-4588, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Purchase and Sale of Preferred Shares; Closing. Subject to the terms and conditions of this Agreement, the Company agrees to sell to each Purchaser at the Closing, and each Purchaser agrees to purchase from the Company at the Closing, that number of shares of Series C-1 Convertible Preferred Stock of the Company set forth on Exhibit A (collectively, the “Preferred Shares”), with the preferences, rights and limitations set forth in the Certificate of Designation attached hereto as Exhibit B (the “Certificate of Designation”), at a price per share of $2,167 (the “Purchase Price”). Subject to the satisfaction or waiver of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur on the date hereof at the offices of Gibson Dunn, or such other location as the Parties shall mutually agree.

2.2 Deliveries at Closing. At the Closing, subject to the terms and conditions of this Agreement:

(a) the Company shall deliver to the Purchasers a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the Preferred Shares to the Purchasers via book entry;

(b) Company Counsel shall deliver to the Purchasers a legal opinion in the form agreed upon by the parties; and

(c) the Purchasers shall pay to the Company, by wire transfer of immediately available funds to an account or accounts designated in writing by or on behalf of the Company to the Purchasers, the Purchase Price.

2.3 Closing Conditions.

(a) The obligation of the Company to sell the Preferred Shares to the Purchasers at the Closing is subject to the following conditions being met or waived in writing by the Company:

(i) the representations and warranties of Purchasers contained in Section 3.2 shall be true and correct as of the date hereof;

(ii) the Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Purchasers on or before the Closing; and

(iii) the Purchasers shall have delivered the Purchase Price.

(b) The obligation of the Purchasers to purchase the Preferred Shares at the Closing is subject to the following conditions being met or waived in writing by the Purchasers:

(i) the representations and warranties of the Company contained in Section 3.1 shall be true and correct as of the date hereof;

(ii) the Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing;

(iii) the Company shall deliver to Purchasers a certificate executed by an authorized officer of the Company confirming the conditions set forth in Sections 2.3(a)(i) and 2.3(a)(ii) have been duly satisfied;

(iv) the Company shall have filed the Certificate of Designation with the Delaware Secretary of State;

(v) the Company shall have delivered the item set forth in Section 2.2(a) of this Agreement;

(vi) Company Counsel shall have delivered the item set forth in Section 2.2(b) of this Agreement; and

(vii) there shall be no Material Adverse Effect with respect to the Company existing as of the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, the Company hereby represents and warrants to the Purchasers as of the date hereof (unless specifically made as of another date, in which case as of such other date) as follows:

(a) Capitalization. The capitalization of the Company as of June 30, 2018 is as set forth on Schedule 3.1(a). Except as disclosed on Schedule 3.1(a), the Company has not issued any capital stock since June 30, 2018, other than pursuant to the exercise of stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, the issuance of shares of Common Stock pursuant to the Company’s at-the-market sales agreement and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as disclosed on Schedule 3.1(a) and as a result of the purchase and sale of the Preferred Shares (and the obligation to issue the Shares upon conversion of the Preferred Shares), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Neither the issuance and sale of the Preferred Shares, nor the issuance of the Shares upon conversion of the Preferred Shares, will obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Preferred Shares or the issuance of the Shares upon conversion of the Preferred Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(b) Litigation. There are no actions, suits, proceedings or, to the knowledge of the Company, any investigations pending or currently threatened against the Company that: (i) questions or challenges the validity of this Agreement, the issuance of the Preferred Shares contemplated hereby or the issuance of the Shares upon conversion of the Preferred Shares, or (ii) would, if there were an unfavorable decision, have or could reasonably be expected to result in a Material Adverse Effect on the Company. As of the date hereof, there is no other material action, suit, or proceeding pending or, to the knowledge of the Company, currently threatened in writing against the Company. As of the date hereof, there are no material outstanding consents, orders, decrees or judgments of any governmental entity naming the Company. Neither the Company, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(c) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and as described in the SEC Reports. The Company is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

(d) Authorization. All corporate actions on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and for the issuance of the Preferred Shares (and the Shares, when and as issued upon conversion of the Preferred Shares) have been taken. The Company has the requisite corporate power to enter into this Agreement and to carry out and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by the Purchasers, will be a valid and binding agreement of the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

(e) Subsidiaries. Except as would not reasonably be expected to result in a Material Adverse Effect, each Subsidiary (i) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as presently conducted, and (ii) is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding shares of capital stock of each Subsidiary are, where applicable, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. Except as disclosed in the SEC Reports, the Company is not a participant in any material joint venture, partnership or similar arrangement.

(f) No Conflict With Other Instruments. Neither the execution, delivery nor performance of this Agreement, nor the issuance of the Preferred Shares contemplated hereby or the Shares, when and as issued upon conversion of the Preferred Shares will result in (i) any violation of, be in conflict with, cause any acceleration or any increased payments under, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Company’s certificate of incorporation or bylaws; (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (c) any law, rule or regulation applicable to the Company; or (d) any note, mortgage, Material Contract, license, waiver, exemption, order or permit; or (ii) the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the material property or assets of the Company is subject.

(g) Disclosure Documents. For the two years preceding the date hereof, the Company has filed, on a timely basis or has received a valid extension as of such time of filing and has thereafter made such filings prior to the expiration of any such extension, all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), and the Company has paid all fees and assessments due and payable in connection with the SEC Reports. As of their respective dates, the SEC Reports complied in all material respects with all statutes and applicable rules and regulations of the Commission, including the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC

Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) or, to the extent applicable, the International Financial Reporting Standards (“IFRS”), applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or IFRS, as applicable, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. There are no material unconsolidated subsidiaries of the Company or any material off-balance sheet arrangements of any type (including any off balance sheet arrangements required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the SEC Reports filed prior to the date hereof, nor any obligations to enter into any such arrangements. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the Commission or the Staff. The Common Stock is listed on Nasdaq, and the Company has taken no action designed to, or which would be reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq. The Company has not received any notification that, and has no knowledge that, the Commission or Nasdaq is contemplating terminating such listing or registration. To the Company’s knowledge, no stop order or suspension of trading of the Common Stock has been imposed by Nasdaq, the Commission or any other Governmental Authority and remains in effect.

(h) Absence of Certain Events and Changes. Except as otherwise disclosed in the SEC Reports, since the date of the Company’s Quarterly Report on Form 10-Q for the quarter ended on June 30, 2018: (i) the Company has conducted its business in the ordinary course consistent with past practice, (ii) there has not been any event, change or development which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, (iii) the Company has not incurred any material liabilities (contingent or otherwise) other than expenses incurred in the ordinary course of business consistent with past practice, (iv) the Company has not altered its method of accounting in any material respect, and (v) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(i) Intellectual Property. Except as otherwise disclosed by the Company in writing to the Purchasers on or before the date hereof, the Company owns, or has the right pursuant to a valid, written license agreement to use and exploit, all Intellectual Property used in or necessary for the conduct of the business of the Company and that is material to the business of the Company as conducted as of the Closing (the “Company Intellectual Property”). To the knowledge of the Company, (i) all issued patents and registered trademarks that are Company Intellectual Property and that are owned by the Company are valid and enforceable and are currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post registration filing of affidavits of use and incontestability and renewal applications), and (ii) there is no existing infringement or misappropriation by another Person of any of the Company Intellectual Property. Except as disclosed in the SEC Reports, since January 1, 2014, no claims have been asserted by a third party in writing (a) alleging that the conduct of the business of the Company has infringed or misappropriated any Intellectual Property rights of such third party, or (b) challenging or questioning the validity or effectiveness of any Intellectual Property right of the Company, and, to the Company’s knowledge, there is no valid basis for any such claim. No loss or early expiration of any of the Company’s material Intellectual Property is pending, or, to the Company’s knowledge, threatened. The Company has taken reasonable steps in accordance with standard industry practices to protect its rights in the Company Intellectual Property and at all times has maintained the confidentiality of all information used in connection with the business that constitutes or constituted a trade secret of the Company.

(j) Compliance. The Company has all material permits, licenses, franchises, authorizations, orders and approvals of (collectively, “Permits”), and has made all filings, applications and registrations with, governmental entities that are required in order to permit the Company to own or lease its properties and assets and to carry on its business as presently conducted. Neither the issuance or sale of the Preferred Shares hereunder nor the issuance of the Shares upon conversion of the Preferred Shares, nor the performance of the Company’s other obligations under this Agreement, will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Company, its businesses or operations or any of its assets or properties. The Company and the Subsidiaries have complied and are in compliance in all material respects with all Permits, statutes, laws, regulations, rules, judgments, orders and decrees of all governmental entities applicable to it that relate to its business. The Company has not received any notice alleging noncompliance, and, to the knowledge of the Company, the Company is not under investigation with respect to, or threatened to be charged with, any material violation of any applicable statutes, laws, regulations, rules, judgments, orders or decrees of any governmental entities. The Company has not received any notice of proceedings relating to the revocation or modification of any Permit. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. Except as disclosed in the SEC Reports, since January 1, 2014, the Company has not entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or received any formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company.

(k) Valid Issuance of Preferred Shares and Shares. The Preferred Shares are, and the Shares issuable upon conversion of the Preferred Shares will be, duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, and, based in part on the representations of Purchasers in Section 3.2 of this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Shares issuable upon conversion of the Preferred Shares have been duly reserved for issuance. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Preferred Shares by any form of general solicitation or general advertising. The Company has offered the Preferred Shares for sale only to the Purchasers.

(l) Governmental and Third-Party Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other Third Party on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

(m) No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.

(n) No Undisclosed Liabilities. The Company does not have any liabilities (contingent or otherwise), except for (i) liabilities reflected or reserved against in financial statements of the Company (or otherwise disclosed in the accompanying footnotes) included in the SEC Reports filed with the Commission prior to the date of this Agreement, (ii) liabilities incurred in the ordinary course of business or otherwise disclosed in SEC Reports subsequent to the period covered by the Company’s Quarterly Report on Form 10-Q for the quarter ended on June 30, 2018 and (iii) liabilities that have not been and would not reasonably be expected to be material.

(o) Internal Controls. The Company has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes, and, to the knowledge of the Company, such system of internal control over financial reporting is effective. For purposes of this Section 3.1(o), “knowledge of the Company” means the actual knowledge of the Chief Executive Officer and the Chief Strategy Officer and Head of Finance of the Company. The Company has implemented and maintains disclosure controls and procedures (as required by Rule 13a-15(a) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the timeframes specified by the Commission’s rules and forms (and such disclosure controls and procedures are effective), and has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors: (i) any significant deficiencies and material weaknesses known to it in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud known to it, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(p) Foreign Corrupt Practices. Since January 1, 2017, none of the Company, the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of the Subsidiaries has taken any action, directly or indirectly, that is in violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any applicable similar laws in foreign jurisdictions in which the Company is currently, or has previously, conducted its business.

(q) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(r) Company Not An Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Preferred Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(s) Shell Company. As of the date hereof and the Closing Date, the Company is not a “shell company” nor a former “shell company” (as defined in Rule 405 of the Securities Act) and has never been a “shell company.”

(t) Solvency. The Company has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

(u) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Preferred Shares (or the issuance of the Shares upon conversion of the Preferred Shares) to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(v) Private Placement. Neither the Company nor the Subsidiaries or any of their respective affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Preferred Shares under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3.2, the issuance of the Preferred Shares and the issuance of the Shares upon conversion of the Preferred Shares are exempt from registration under the Securities Act.

(w) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Preferred Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Preferred Shares or the Common Stock, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(x) Whistleblowers. To the knowledge of the Company, as of the date hereof, no employee of the Company or any of the Subsidiaries has provided since January 1, 2014 or is providing information to any law enforcement agency regarding the violation of any applicable law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or its Subsidiaries. Neither the Company nor its Subsidiaries have discharged, demoted or suspended an employee of the Company or its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

(y) Takeover Laws. The Board of Directors has taken all action necessary to render inapplicable to the Purchasers (individually and collectively) the restrictions on “business combinations” set forth in Section 203 of the Delaware General Corporation Law and, to the knowledge of the Company, any similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law applicable to transactions between Purchasers and the Company.

(z) Health Laws and FDA Compliance. Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) each of the Company and each of its Subsidiaries is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company or its Subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company and its Subsidiaries or out-licensed by the Company and its Subsidiaries (each a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar (collectively, “Applicable Health Laws”); (ii) the Company and its Subsidiaries possess all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Health Laws and/or for the ownership of their properties or the conduct of their business as it relates to a Company Product and as described in the Company SEC Documents (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any term of any such Authorizations; (iii) neither the Company nor any of its Subsidiaries has received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other Governmental Authority alleging or asserting noncompliance with any Applicable Health Laws or Authorizations relating to a Company Product; (iv) neither the Company nor any of its Subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental entity or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Health Laws or Authorizations; and (v) neither the Company nor any of its Subsidiaries has received written notice that any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations.

(aa) Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company that are described in the SEC Reports were and, if still pending, are being, conducted in all material respects in accordance with any applicable protocols submitted to the FDA or any Governmental Authority exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws, rules and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company, and the results thereof, contained in the SEC Reports are accurate and complete in all material respects; to the Company’s knowledge, there are no subsequent studies, tests or preclinical and clinical trials, the results of which call into question the results described in the SEC Reports; and the Company has not received any notices or correspondence from the FDA, any Governmental Authority exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(bb) Taxes. (i) the Company and its Subsidiaries have filed all tax returns that are required to have been be filed by each of them or has requested extensions of the filing date thereof and (ii) the Company and its Subsidiaries have paid all taxes required to be paid by any of them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except in the case of clause (i) and (ii), for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business and (iii) there are no tax audits ongoing of which the Company has received written notice.

(cc) Insurance. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for a company (i) in the businesses and location in which the Company is engaged, (ii) with the resources of the Company, and (iii) at a similar stage of development as the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

(dd) Related Party Transactions. No director or Affiliate of the Company, nor any family member of any officer, director or Affiliate of the Company, has entered into any transaction with the Company or any of the Subsidiaries that would be required to be disclosed under Item 404 of Regulation S-K that has not been disclosed in the Company SEC Documents as required by the rules and regulations of the Commission.

(ee) Material Contracts. Each Material Contract is the legal, valid and binding obligation of the Company or a Subsidiary, as the case may be, enforceable against the Company or such Subsidiary, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company and each Subsidiary, as the case may be, is in compliance with all material terms of the Material Contracts to which it is party, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company or any Subsidiary under any such Material Contract or, to the knowledge of the Company and each Subsidiary, by any other Person to any such contract except where such breach, violation or default would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

3.2 Representations and Warranties of Purchaser. Each Purchaser hereby represents and warrants to the Company as of the date hereof (unless specifically made as of another date, in which case as of such other date) as follows:

(a) Legal Power. Purchaser has the requisite corporate power to enter into this Agreement and to carry out and perform its obligations hereunder.

(b) Due Execution. This Agreement has been duly authorized, executed and delivered by Purchaser, and, upon due execution and delivery by the Company, will constitute a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

(c) Investment Representations. In connection with the offer, purchase and sale of the Preferred Shares, Purchaser makes the following representations:

(i) Purchaser is acquiring the Preferred Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and has no present intention to effect, or any present or contemplated plan, agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for, any distribution of the Preferred Shares.

(ii) Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel.

(iii) Purchaser understands that the Preferred Shares have not been registered under the Securities Act or any applicable state securities laws and, consequently, Purchaser may have to bear the risk of owning the Preferred Shares for an indefinite period of time because the Preferred Shares may not be transferred unless (x) the resale of the Preferred Shares is registered pursuant to an effective registration statement under the Securities Act in accordance with the terms and conditions set forth in Section 4.1 hereof; (y) Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Preferred Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (z) the Preferred Shares are sold or transferred pursuant to Rule 144.

(iv) Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Preferred Shares to be purchased hereunder.

(v) Purchaser is an “accredited investor” as defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.

(d) Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by Purchaser.

(e) Legends.

(i) In connection with the issuance and sale of the Preferred Shares, Purchaser understands that each of the Preferred Shares (and the Shares, when and as issued upon conversion of the Preferred Shares), whether certificated or in book-entry form, will be endorsed with the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) Notwithstanding the foregoing, the Company shall remove the foregoing legend within three Business Days after the receipt of a written request for legend removal by any Purchaser, which request may be made: (i) any time after the date on which the Registration Statement is declared effective by the Commission (the “Effectiveness Date”), (ii)

upon any sale of such securities effected in accordance with Rule 144, or (iii) at such time as when the Preferred Shares or the underlying Shares may be sold without volume restrictions pursuant to Rule 144. In the case of clauses (ii) and (iii) above, Purchaser’s written request for legend removal shall be accompanied by such evidence as reasonably requested by the Company that a public sale or transfer of such Shares may be made without registration under the Securities Act. To the extent that the foregoing legend is being removed pursuant to the foregoing clause (i) and prior to a sale of the legended securities, the Purchaser covenants that it will only sell, transfer or otherwise dispose of such securities pursuant to the Registration Statement and subject to the limitations set forth in Article IV.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

REGISTRATION RIGHTS

4.1 Registration of the Shares. The Company shall file with the Commission, as soon as practicable but in no event later than 30 days after the Closing Date (the “Filing Deadline”), a Registration Statement covering the resale of the full amount of the Shares to the public by Purchaser. The Company shall use commercially reasonable efforts to cause the Registration Statement covering the Shares to be declared effective by the Commission as soon as practicable, but in no event later than the date (the “Effectiveness Deadline”), which shall be either: (i) in the event that the Commission does not review the Registration Statement, 90 days after the Closing Date (but in any event, no later than three Business Days following the Commission indicating a “no-review” decision on the Registration Statement), or (ii) in the event that the Commission reviews the Registration Statement or notifies the Company that the Registration Statement cannot be declared effective prior to the resolution of any comments related to filings made by the Company with the Commission or confidential treatment requests made by the Company, 120 days after the Closing Date (but in any event, no later than three Business Days following the Commission indicating that it has no further comments on the Registration Statement). Notwithstanding the above, if the Company has received comments from the Commission or the Staff regarding the Registration Statement, then the Company shall use its reasonable best efforts to resolve any such comments as promptly as practicable. The Company shall cause such Registration Statement to remain effective under the Securities Act until all Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144. The Company shall promptly notify the Purchasers of the effectiveness of such Registration Statement after the Company confirms effectiveness with the Commission. The Company hereby covenants and agrees to use reasonable commercial efforts to maintain its eligibility to make filings with the Commission on Form S-3 until one or more registrations statements covering the resale of all of the Shares shall have been filed with, and declared effective by, the Commission pursuant to the terms and conditions of this Agreement.

4.2 Rule 415; Cutback. If at any time the staff of the Commission (the “Staff”) takes the position that the offering of some or all of the Shares in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall use its reasonable best efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter.” For the avoidance of doubt, “reasonable best efforts” shall not require the Company to institute or maintain any action, suit or proceeding against the Commission or any member of the Staff. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 4.2, the Staff refuses to alter its position, the Company shall: (a) remove from the Registration Statement such portion of the Shares (the “Cut Back Shares”) and/or (b) agree to such restrictions and limitations on the registration and resale of the Shares as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this ARTICLE IV (including the liquidated damages provisions) shall again be applicable to such Cut Back Shares; provided, however, that (x) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be ten Business Days after such Restriction Termination Date and (y) the Effectiveness Deadline with respect to such Cut Back Shares shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration Statement (but in any event no later than three Business Days from the Staff indicating it has no further comments on such Registration Statement).

4.3 Registration Covenant. Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of the Shares pursuant to a Registration Statement. The Company shall comply in all material respects with all applicable rules and regulations of the Commission applicable to the filing of a Registration Statement.

4.4 Rule 144. With a view to making available to the Purchasers the benefits of Rule 144, the Company agrees to:

(a) use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, during the Reporting Period;

(b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) furnish to the Purchasers, so long as any Purchaser owns Preferred Shares or Shares, promptly upon request during the Reporting Period: (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (ii) a statement of how many shares of Common Stock are then issued and outstanding.

4.5 Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.

(a) Subject to Section 4.2, if either: (a) a Registration Statement covering all of the Shares required to be covered thereby and required to be filed by the Company pursuant to this Agreement is: (i) not filed with the Commission on or before the Filing Deadline (a “Filing Failure”), or (ii) not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), or (b) on any day during the Reporting Period and after the date on which the Registration Statement is declared effective by the Commission (the “Effectiveness Date”), sales of all of the Shares required to be included on such Registration Statement cannot be made (other than (i) during a Grace Period or (ii) if the Registration Statement is on Form S-1, for a period of 15 days following the date the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”), then, in satisfaction of the damages to any holder of Shares by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock, the Company shall pay to each holder of Shares relating to such Registration Statement an amount in cash equal to 1.0% of such holder’s ratable interest in the aggregate Purchase Price on each of the following dates: (x) the day of a Filing Failure and on every thirtieth day (prorated for periods totaling less than 30 days) thereafter until such Filing Failure is cured; (y) the day of an Effectiveness Failure and on every thirtieth day (prorated for periods totaling less than 30 days) thereafter until such Effectiveness Failure is cured; and (z) the initial day of a Maintenance Failure and on every thirtieth day (prorated for periods totaling less than 30 days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 4.5 are referred to herein as “Registration Delay Payments”; provided that no Registration Delay Payments shall be required following the termination of the Reporting Period, and provided, further, that in no event shall the aggregate Registration Delay Payments accruing under this Section 4.5 exceed 6% of a holder’s ratably interest in the aggregate Purchase Price (i.e., corresponding to a total delay of six months). The first such Registration Delay Payment shall be paid within three Business Days after the event or failure giving rise to such Registration Delay Payment occurred and all other Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured.

(b) Notwithstanding anything to the contrary herein, at any time after the Effectiveness Date, the Company may delay the disclosure of material, non-public information concerning the Company that would be required to be made in a registration statement filed with the Commission so that such registration statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein not misleading the disclosure of which at the time is not, in the good faith opinion of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, would not be required to be made at such time but for the continued use of such registration statement (a “Grace Period”); provided, that the Company shall promptly: (i) notify the Purchasers in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchasers) and the date on which the Grace Period will begin, and (ii) notify the Purchasers in writing of the date on which the Grace Period ends; and, provided further, that the Grace Periods shall not exceed an aggregate of 30 Trading Days during any 365-day period and the first day of any Grace Period must be at least 15 days after the last day of any prior Grace Period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchasers receive the notice referred to in clause: (i) and shall end on and include the later of the date the Purchasers receive the notice referred to in clause (ii) and the date referred to in such notice. Upon expiration of the Grace Period, the Company shall again be bound by Section 4.6(c) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of any Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

4.6 Registration Procedures.

(a) In connection with the filing by the Company of a Registration Statement covering the Shares, the Company shall furnish to Purchasers (i) a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and (ii) such other documents as Purchasers may reasonably request, in order to facilitate the public sale or other disposition of the Shares.

(b) The Company shall use commercially reasonable efforts to register or qualify the Shares covered by a Registration Statement under the securities laws of each state of the United States as Purchasers shall reasonably request; provided, however, that the Company shall not be required in connection with this subsection (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

(c) If the Company has delivered preliminary or final prospectuses to Purchasers and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Company shall promptly notify Purchasers and, if requested by the Company, Purchasers shall immediately cease making offers or sales of the Shares covered by a Registration Statement and return all prospectuses to the Company. The Company shall promptly provide Purchasers with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, Purchasers shall be free to resume making offers and sales of the Shares under such Registration Statement.

(d) The Company shall be entitled to include in a Registration Statement the shares of Common Stock held by other shareholders of the Company, provided such other shares of Common Stock are excluded first from such Registration Statement in order to comply with any applicable laws or request from any governmental entity or Nasdaq, or in the case of an underwritten offering, in order to comply with a cutback request of any underwriter.

(e) The Company shall pay all expenses incurred in connection with the preparation and filing of such Registration Statement pursuant to this ARTICLE IV, including all registration and filing fees and printer, legal and accounting fees related thereto but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by Purchasers in connection with sales under any Registration Statement covering the Shares and (ii) the fees and expenses of counsel retained by Purchaser.

(f) The Company shall use commercially reasonable efforts to avoid the issuance of any order suspending the effectiveness of a Registration Statement, or any suspension of the qualifications (or exemption from qualification) of any of the Shares covered by a Registration Statement for sale in any jurisdiction. The Company shall advise Purchasers promptly after it shall receive notice of any stop order or issuance of any order by the Commission delaying or suspending the effectiveness of a Registration Statement covering the Shares or of the initiation of any proceeding for that purpose, and it will promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

4.7 Registration Confidentiality. Purchasers agree to treat as confidential (unless otherwise publicly disclosed by the Company or a third party not to the knowledge of such Purchaser in breach of an agreement of confidentiality with the Company) any written notice from the Company regarding the Company’s plans to file a Registration Statement and shall not disclose such information to any other person, or use such information, except as is necessary to exercise its rights under this Agreement.

4.8 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Purchaser and each other person, if any, who controls each such Purchaser within the meaning of the Securities Act or Exchange Act from and against any losses, claims, damages or liabilities to which such Purchaser or controlling person may become subject (under the Securities Act, the Exchange Act, state securities or “Blue Sky” laws or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged misstatement of a material fact contained in any Registration Statement covering the Shares or in any preliminary prospectus or final prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse Purchaser or controlling person for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement, preliminary prospectus or prospectus, or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchasers or controlling person specifically for use in the preparation thereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Purchaser prior to the pertinent sale or sales by Purchaser.

(b) Each Purchaser agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company, from and against any losses, claims, damages or liabilities to which the Company or any officer, director or controlling person may become subject (under the Securities Act, the Exchange Act, state securities or “Blue Sky” laws or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged misstatement of a material fact contained in any Registration Statement covering the Shares or in any preliminary prospectus, final prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of Purchaser specifically for use in preparation of the Registration Statement, prospectus, amendment or supplement and Purchaser will reimburse the Company, or such officer, director or controlling person, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Purchaser’s obligation to indemnify the Company shall be limited to the Purchase Price.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.8, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4.8 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any Affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 4.8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Purchaser on the other hand, in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or Purchaser on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by Purchaser from the sale of the Preferred Shares to which such loss relates exceeds the amount of any damages which Purchaser has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The rights and obligations of the Company and Purchasers under this Section 4.8 shall survive the termination of this Agreement.

ARTICLE V.

COVENANTS AND ADDITIONAL AGREEMENTS

5.1 Non-Public Information. The Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide Purchasers or their agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company will publicly announce this Agreement and the transactions contemplated herein via a Current Report on Form 8-K, which will be filed within one Business Day from the Effective Date. The Company understands and confirms that Purchasers shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.2 Use of Proceeds. The Company shall use the net proceeds from the sale of the Preferred Shares hereunder for working capital purposes and shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or regulations of the Office of Foreign Assets Control of the U.S. Treasury Department.

5.3 Listing of Common Stock, No Integrated Offerings. The Company shall take no action designed to, or which to the knowledge of the Company is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed on such other trading market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock, including the Shares, on Nasdaq and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of Nasdaq. The Company currently meets the continuing eligibility requirements for listing on Nasdaq and has not received in the past twelve (12) months any notification of non-compliance of applicable Nasdaq listing standards. The Company agrees to use reasonable best efforts to file with the Commission in a timely manner all reports and other filings required of the Company under the Securities Act and the Exchange Act. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Preferred Shares (or the issuance of the Shares upon conversion of the Preferred Shares) in a manner that would require the registration under the Securities Act of the sale to the Purchaser of the Preferred Shares or the Shares, or that would be integrated with the offer or sale of the Preferred Shares or the Shares for purposes of the rules and regulations of Nasdaq.

ARTICLE VI.

MISCELLANEOUS

6.1 Publicity. Except for the Current Report on Form 8-K described in Section 5.2, as otherwise required by judicial order or applicable law, rule or regulation, or as set forth below, neither Party shall make any public announcement concerning this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. The Party preparing any such public announcement shall provide the other Party with a draft thereof at least three (3) Business Days prior to the date on which such Party would like to make the public announcement. Neither Party shall use the name, trademark, trade name or logo of the other Party or its employees, in any publicity or news release relating to this Agreement or its subject matter, without the prior express written permission of the other Party. Notwithstanding the terms of this Section 6.1, either Party shall be permitted to disclose the existence and terms of this Agreement to the extent required, based on the advice of such Party’s legal counsel, to comply with applicable laws, rules and regulations, including the rules and regulations promulgated by the Commission or any other Governmental Authority. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 6.1, the Parties will consult with one another on the terms of this Agreement for which confidential treatment will be sought in making any such disclosure. If a Party wishes to disclose this Agreement or any of the terms hereof in accordance with this Section 6.1, such Party agrees, at its own expense, to seek confidential treatment of the portions of this Agreement or such terms as may be reasonably requested by the other Party; provided that the disclosing Party shall always be entitled to comply with legal requirements, including the requirements of the Commission. Either Party may also disclose the existence and terms of this Agreement in confidence to its attorneys and advisors, and to potential acquirors (and their respective professional advisors), in connection with a potential merger, acquisition or reorganization and to existing and potential investors or lenders of such Party, as a part of their due diligence investigations, or to existing and potential sublicensees or to permitted sublicensees and assignees, in each case under an agreement to keep the terms of this Agreement confidential under terms of confidentiality and non-use substantially no less rigorous than the terms contained in this Agreement and to use such information solely for the purpose permitted pursuant to this Section 6.1.

For purposes of clarity, either Party may issue a press release or public announcement or make such other disclosure if the content of such press release, public announcement or disclosure has previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates.

6.2 Fees and Expenses. All reasonable documented fees and expenses of RTW Investments, LP, and its affiliated funds (collectively, “RTW”) (including the fees and expenses of Gibson Dunn, as counsel to RTW) incurred in connection with the purchase of the Preferred Shares and the filing of the Registration Statement, including any post-closing matters related therewith, shall be paid by the Company, up to a maximum aggregate amount of $50,000. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Preferred Shares or the Shares to Purchaser.

6.3 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into this Agreement.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth below at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth below on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below:

If to the Company:

Agenus Inc.

3 Forbes Road

Lexington, Massachusetts 02421-7305, USA

Attention: General Counsel

Facsimile: (781) 674-4200

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199, USA

Attention: Zachary R. Blume

Facsimile: (617) 951-7050

If to Purchaser:

RTW Investments, LP

412 West 15th Street

Floor 9

New York, NY 10011, USA

Attention:         Roderick Wong

Email:               rw@rtwfunds.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher, LLP

555 Mission Street

San Francisco, California 94105-0921, USA

Attention:         Ryan A. Murr

Email:               murr@gibsondunn.com

6.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers (other than by merger). Purchasers may assign any or all of their respective rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Preferred Shares or Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Preferred Shares or Shares, as applicable, by the provisions of this Agreement that apply to “Purchaser.”

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

6.9 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, USA, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

6.10 Survival of Representation and Warranties. The representations and warranties contained herein shall survive the Closing and the delivery of the Preferred Shares.

6.11 Execution in Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13 Replacement of Securities. If any certificate or instrument evidencing any of the Preferred Shares or Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Preferred Shares or Shares.

6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchasers and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.15 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.16 Construction. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

6.17 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AGENUS INC.

By:	/s/ Garo. H. Armen
Name: Garo H. Armen
Title: Chairman and Chief Executive Officer

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name: Roderick Wong
Title: Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name: Roderick Wong
Title: Director

[Signature Page to Stock Purchase Agreement]

Exhibit A

Purchasers

Purchaser	Investment Amount	No. Shares Purchased
RTW Master Fund, Ltd.	$34,726,045.67	16,025
RTW Innovation Master Fund, Ltd.	$5,274,607.33	2,434

Exhibit B

Certificate of Designation of Preferred Shares

[To be attached.]

AGENUS INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES C-1 CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

AGENUS INC., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Sections 141(c) and 151 of the DGCL, the following resolution was duly adopted by a committee of the Board of Directors of the Corporation acting upon authority delegated by the Board of Directors, on October 10, 2018:

RESOLVED, pursuant to authority expressly set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock designated as the Series C-1 Convertible Preferred Stock, par value $0.01 per share, of the Corporation is hereby authorized and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are hereby fixed, and the Certificate of Designation of Preferences, Rights and Limitations of Series C-1 Convertible Preferred Stock is hereby approved as follows:

SERIES C-1 CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Alternate Consideration” shall have the meaning set forth in Section 7(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(c).

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(d)(iii).

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security prior to 4:00 p.m., New York City time, on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority of the then-outstanding Series C-1 Preferred Stock and the Corporation), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices of any market makers for such security as reported on the OTC Pink Market by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Corporation.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall mean $2.167, as adjusted pursuant to paragraph 7 hereof.

“Conversion Ratio” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series C-1 Preferred Stock in accordance with the terms hereof.

“DGCL” shall mean the Delaware General Corporation Law.

“Distributions” shall have the meaning set forth in Section 5(a).

“DTC” shall have the meaning set forth in Section 6(a).

“DWAC Delivery” shall have the meaning set forth in Section 6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(b).

“Holder” means any holder of Series C-1 Preferred Stock.

“Issuance Date” means October 10, 2018.

“Junior Securities” shall have the meaning set forth in Section 5(a).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Parity Securities” shall have the meaning set forth in Section 5(a).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Senior Securities” shall have the meaning set forth in Section 5(a).

“Series C-1 Preferred Stock” shall have the meaning set forth in Section 2(a).

“Series C-1 Preferred Stock Register” shall have the meaning set forth in Section 2(b).

“Share Delivery Date” shall have the meaning set forth in Section 6(d)(i).

“Stated Value” shall mean $2,167 per share.

“Trading Day” means a day on which the Common Stock is traded for any period on the principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

Section 2. Designation, Amount and Par Value; Assignment.

(a) The series of preferred stock designated by this Certificate of Designation shall be designated as the Corporation’s Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”) and the number of shares so designated shall be 18,459. Each share of Series C-1 Preferred Stock shall have a par value of $0.01 per share.

(b) The Corporation shall register shares of the Series C-1 Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series C-1 Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series C-1 Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. Shares of Series C-1 Preferred Stock may be issued solely in book-entry form or, if requested by any Holder, such Holder’s shares may be issued in certificated form. The Corporation shall register the transfer of any shares of Series C-1 Preferred Stock in the Series C-1 Preferred Stock Register, upon surrender of the certificates (if applicable) evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series C-1 Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

Section 3. Dividends. Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of the Series C-1 Preferred Stock equal (on an as-if-converted-to-Common-Stock basis, without regard to the Beneficial Ownership Limitation) to and in the same form, and in the same manner, as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Series C-1 Preferred Stock, and the Corporation shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by the DGCL, the Series C-1 Preferred Stock shall have no voting rights. However, as long as any shares of Series C-1 Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C-1 Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C-1 Preferred Stock or alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws of the Corporation, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, in all such cases if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C-1 Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise, (ii) issue further shares of Series C-1 Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series C-1 Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Section 5. Rank; Liquidation.

(a) The Series C-1 Preferred Stock shall rank: (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series C-1 Preferred Stock (“Junior Securities”); (iii) on parity with all shares of the Corporation’s Series C-1 Convertible Preferred Stock; (iv) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series C-1 Preferred Stock (together with the Corporation’s Series C-1 Convertible Preferred Stock, the “Parity Securities”); (v) junior to the Corporation’s outstanding Series A-1 Convertible Preferred Stock and (vi) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series C-1 Preferred Stock (“Senior Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (all such distributions being referred to collectively as “Distributions”).

(b) Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of shares of Series C-1 Preferred Stock shall be entitled to participate pari passu with the holders of Common Stock (on an as-converted basis, without regard to the Beneficial Ownership Limitation) in the remaining distribution of the net assets of the Corporation available for distribution.

Section 6. Conversion.

(a) Conversions at Option of Holder. Each share of Series C-1 Preferred Stock shall be convertible, at any time and from time to time from and after the Issuance Date, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Other than a conversion following a Fundamental Transaction or following a notice provided for under Section 7(d)(ii) hereof, the Notice of Conversion must specify at least a number of shares of Series C-1 Preferred Stock to be converted equal to the lesser of (x) 100 shares (such number subject to appropriate adjustment following the occurrence of an event specified in Section 7(a) hereof) and (y) the number of shares of Series C-1 Preferred Stock then held by the Holder. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The “Conversion Date”, or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day that the Notice of Conversion, completed and executed, is sent by facsimile to, and received during regular business hours by, the Corporation; provided that the original certificate(s) (if any) representing such shares of Series C-1 Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original shares of Series C-1 Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

(b) Conversion Ratio. The “Conversion Ratio” for each share of Series C-1 Preferred Stock shall be equal to the Stated Value divided by the Conversion Price.

(c) Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series C-1 Preferred Stock, and a Holder shall not have the right to convert any portion of the Series C-1 Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series C-1 Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series C-1 Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be by email), the Corporation shall, within three (3) Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series C-1 Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall initially be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 6(c)). The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Corporation, the Holder may reset the Beneficial Ownership Limitation percentage to a higher or lower percentage, not to exceed 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion; provided, however, that any increase in the Beneficial Ownership Limitation shall not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation. Upon such a change by a Holder of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by such Holder without first providing the minimum notice required by this Section 6(c) Notwithstanding the foregoing, at any time following notice of a Fundamental Transaction, the Holder may waive and/or change the Beneficial Ownership Limitation effective immediately upon written notice to the Corporation and may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Corporation.

(d) Mechanics of Conversion

(i) Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than two Trading Days after the applicable Conversion Date (or if the Holder requests the issuance of physical certificate(s) representing the Conversion Shares, two (2) Trading Days after receipt by the Corporation of the original certificate(s) (if applicable) representing such shares of Series C-1 Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion) (the “Share Delivery Date”), the Corporation shall (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates or book-entry position (as requested by the Holder) representing the number of Conversion Shares being acquired upon the conversion of shares of Series C-1 Preferred Stock, or (b) in the case of a DWAC Delivery (if so requested by the Holder), electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such Conversion Shares are not delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares (via book-entry or DWAC, as applicable), in which event the Corporation shall promptly return to such Holder any original Series C-1 Preferred Stock certificate(s) (if applicable) delivered to the Corporation and such Holder shall promptly return to the Corporation any underlying Conversion Shares that may have been subsequently delivered.

(ii) Obligation Absolute. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6(d)(i) above, except as set forth below, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series C-1 Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6(d)(i) above, in the event a Holder shall elect to convert any or all of its Series C-1 Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series C-1 Preferred Stock of such Holder shall have been sought and obtained by the Corporation. In the absence of such injunction, the Corporation shall, subject to Section 6(c) hereof and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6(d)(i) above, issue Conversion Shares upon a properly noticed conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 6(d)(i) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series C-1 Preferred Stock equal to the number of shares of Series C-1 Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series C-1 Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series C-1 Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series C-1 Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i).

(iv) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series C-1 Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series C-1 Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series C-1 Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

(v) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series C-1 Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price.

(vi) Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series C-1 Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series C-1 Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(e) Status as Stockholder. Upon each Conversion Date: (i) the shares of Series C-1 Preferred Stock being converted shall be deemed converted into shares of Common Stock; and (ii) the Holder’s rights as a holder of such converted shares of Series C-1 Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series C-1 Preferred Stock.

Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Series C-1 Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series C-1 Preferred Stock) with respect to the then outstanding shares of Common Stock; (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) Fundamental Transaction. If, at any time while this Series C-1 Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which more than

50% of the Common Stock not held by the Corporation or such Person is exchanged for or converted into other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series C-1 Preferred Stock the Holders shall have the right to receive, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such subsequent conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series C-1 Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(b) and insuring that this Series C-1 Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered to each Holder, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least 20 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

(c) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(d) Notice to the Holders.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Other Notices. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series C-1 Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, via email, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 3 Forbes Road, Lexington, Massachusetts 02421-7305, USA, or such other facsimile number, email address, or mailing address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, email, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or mailing address of such Holder appearing on the books of the Corporation, or if no such facsimile number, email address, or mailing address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile or email prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or email between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Lost or Mutilated Series C-1 Preferred Stock Certificate. If a Holder’s Series C-1 Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series C-1 Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

(c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(d) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series C-1 Preferred Stock granted hereunder may be waived as to all shares of Series C-1 Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series C-1 Preferred Stock then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the Holders of not less than such higher percentage shall be required.

(e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(h) Status of Converted Series C-1 Preferred Stock. If any shares of Series C-1 Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C-1 Preferred Stock.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 10th day of October, 2018.

/s/ Garo H. Armen
Garo H. Armen, Chairman & Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER

IN ORDER TO CONVERT SHARES OF SERIES C-1 PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series C-1 Preferred Stock indicated below, represented by stock certificate No(s). (the “Preferred Stock Certificates”), into shares of common stock, par value $0.01 per share (the “Common Stock”), of Agenus Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series C-1 Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Secretary of State of the State of Delaware on            , 2018.

As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)), including the number of shares of Common Stock issuable upon conversion of the Series C-1 Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series C-1 Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6(c) of the Certificate of Designation, is [            ]%. For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series C-1 Preferred Stock owned prior to Conversion:

Number of shares of Series C-1 Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

or for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

HOLDER

By:

Name:

Title:

Date: